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                                                                   EXHIBIT 23.03

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated March 5, 1997 on the combined financial statements of Inteuro Parts Distributors, Inc. and Car Body Concepts, Inc. (the "Companies") as of and for the year ended December 31, 1996, included in Keystone Automotive Industries, Inc.'s Form 8-K/A, filed on March 17, 1998 and Form 8-K/A-2, filed on March 20, 1998. It should be noted that we have not audited any combined or individual financial statements of the Companies subsequent to December 31, 1996 or performed any audit procedures subsequent to March 5, 1997, the date of our report.

Miami, Florida,
  April 9, 1998.                              Arthur Andersen LLP